UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 20, 2021

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in Charter)

Florida	000-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 COLORADO AVENUE,	STUART	FL	34994
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code (772) 287-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SBCF	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

(e) On January 20, 2021, Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and its wholly-owned subsidiary, Seacoast National Bank (“SNB”), entered into a change of control agreement (the “CoC Agreement”) with Tracey Dexter, Executive Vice President and Chief Financial Officer of Seacoast and SNB (the “Executive”).

The CoC Agreement has an initial term of one year and provides for automatic one-year extensions unless expressly not renewed. A change of control, as defined in the agreement, must occur during the period (the “Change of Control Period”) to trigger the agreement. The CoC Agreement provides that, once a change of control has occurred, the Company will continue the employment of the Executive for a one-year period in a comparable position as the Executive held in the 120-day period prior to the change of control, and with the same (or greater) annual base pay, target bonus opportunity, and incentive, savings and retirement benefit opportunities. If the Executive is terminated “without cause” or resigns for “good reason,” as defined in the CoC Agreement, during the one-year period following a change of control, the Executive will receive 1) cash severance equal to the sum of (i) the Executive’s Annual Base Salary at the rate in effect on the date of termination, and (ii) the Executive’s average annual performance bonus for the last three full fiscal years prior to the date of termination (“Executive’s Average Annual Performance Bonus”); 2) a prorated final year bonus, based on the Executive’s Average Annual Performance Bonus; and 3) health and other welfare benefits, as defined in the CoC Agreement, for 12 months following termination.

The Executive is required to execute a release of claims as a condition to receipt of severance under the CoC Agreement and is subject to protective covenants prohibiting the disclosure and use of the Company’s confidential information and, during the one-year period following a termination by the Company for any reason other than for death or disability, or by the Executive for “good reason,” protective covenants regarding non-competition, non-solicitation of protected customers; non-solicitation of employees, and non-disparagement of the Company or its directors, officers, employees or affiliates.

The foregoing description of the CoC Agreement does not purport to be complete and is qualified in its entirety by reference to the CoC Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference thereto.

Item 9.01    Financial Statements and Exhibits

    (d)     Exhibits

Exhibit No.	Description
10.1	Change of Control Agreement, dated January 20, 2021, by and between Seacoast Banking Corporation of Florida and Tracey Dexter
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Dated: January 22, 2021	/s/ Charles M. Shaffer
Charles M. Shaffer
President and Chief Executive Officer